United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 12, 2008

Date of Report

[Date of Earliest Event Reported]

VIBROSAUN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53411	Applied For
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3884 East North Little Cottonwood Rd.

Salt Lake City, Utah 84092

(Address of Principal Executive Offices)

(801) 580-4555

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 12, 2008, we filed the Form 10 for “Vibrosaun International, Inc.” prior to the change in name receipt from Edgar that the Company’s had changed its name from “Morning Glory Mining, Inc.” in the EDGAR system.  We intended for the filing to be done under the current name of “Vibrosaun International, Inc.” and are filing this 8-K Current Report to correct the name when searched on EDGAR.  The last CIK number was in the name of “Morning Glory Mining, Inc.”  The Company converted from “paper” to an “electronic” filer on September 12, 2008, and then the Company updated the Company data with Edgar to show the current information on the Company on September 12, 2008, and filed the Form 10 prior to receiving a receipt from Edgar regarding the current information.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIBROSAUN INTERNATIONAL, INC.

Date:	9/15/2008	By:	/s/David C. Merrell
David C. Merrell
President and director

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